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Exhibit 99.1
Carlyle Credit Income Fund Announces Second Quarter Financial Results and Declares Monthly Common and
Preferred Dividends
New York – May 19, 2026 - Carlyle Credit Income Fund (“we,” “us,” “our,” “CCIF” or the “Fund”) (NYSE: CCIF) today announced its financial results for its second quarter ending March 31, 2026. The full detailed presentation of the Fund’s second quarter 2026 financial results can be viewed on the Fund’s website (https://www.carlylecreditincomefund.com/investor-
dashboard).
“In the second quarter, we remained focused on long-term value creation amid continued volatility across the CLO equity market,” said Nishil Mehta, CCIF’s Principal Executive Officer and President. “While elevated repricing activity and weakness in the loan market continued to pressure CLO equity cash flows and valuations during the quarter, underlying credit fundamentals across the portfolio remained resilient. We maintained our monthly dividend of $0.06 per share, which we believe remains well supported by core net investment income. During the quarter, we continued to reset CLOs within the underlying portfolio, extending reinvestment periods and lowering financing costs. Looking ahead, we remain focused on disciplined underwriting, active portfolio management, and investing alongside experienced CLO managers as we seek to capitalize on opportunities created by market volatility.”
Over the past quarter, the Fund has successfully
•Declared a monthly dividend of $0.06 cents through August 2026, equating to a 21.49% annualized dividend based on share price as of May 12, 2026.
•Funded $1.5 million in new CLO investments with a weighted average GAAP yield of 11.49% as of March 31, 2026.
The aggregate portfolio weighted average GAAP yield was 11.06% as of March 31, 2026.
•Redeemed all $20 million 7.50% Series C Convertible Preferred Shares.
Net investment income was $0.09 per common share, adjusted net investment income was $0.11 per common share, and core net investment income was $0.29 per common share for the second quarter of 2026. Adjusted Net Investment Income Per
Common Share and Core Net Investment Income Per Common Share are Non-GAAP financial measures described in further detail below. Net asset value per common share was $3.34 as of March 31, 2026. The total fair value of investments was $122.9 million as of March 31, 2026.
Dividends
CCIF is declaring a monthly dividend on shares of the Fund’s common stock of $0.06 per share for June, July, and August
2026.

Security	Amount per Share	Record Dates	Payable Dates
Common Stock	$0.06	June 17, 2026	June 30, 2026
		July 21, 2026	July 31, 2026
		August 19, 2026	August 31, 2026
CCIF is also pleased to announce the declaration of dividends on shares of the Fund’s 7.375% Series D Term Preferred Shares of $0.1536 per share for June, July, and August 2026.
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Security	Amount per Share	Record Dates	Payable Dates
Series D Preferred Shares	$0.1536	June 17, 2026	June 30, 2026
		July 21, 2026	July 31, 2026
		August 19, 2026	August 31, 2026
Conference Call
The Fund will host a conference call at 10:00 a.m. EDT on Wednesday, May 20, 2026 to discuss its second quarter financial results. Please register for the conference call here. The conference call information will also be available via a link on Carlyle
Credit Income Fund’s website and the recording will be available on our website soon after the call’s completion.
Non-GAAP Financial Measures
On a supplemental basis, we are disclosing Adjusted Net Investment Income Per Common Share and Core Net Investment
Income Per Common Share, which are calculated and presented on a basis other than in accordance with GAAP (“non-
GAAP”). We use these non-GAAP financial measures internally to analyze and evaluate financial results and performance, and we believe these non-GAAP financial measures are useful to investors gauging the quality of the Fund's financial performance, identifying trends in its results and providing meaningful period-to-period comparisons The presentation of this non-GAAP measure is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
About Carlyle Credit Income Fund
Carlyle Credit Income Fund (NYSE: CCIF) is an externally managed closed-end fund focused on investing in primarily equity and junior debt tranches of collateralized loan obligations (“CLOs”). The CLOs are collateralized by a portfolio consisting primarily of U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors.
CCIF is externally managed by Carlyle Global Credit Investment Management L.L.C. (“CGCIM”), an SEC-registered investment adviser and wholly owned subsidiary of Carlyle. CCIF draws upon the significant scale and resources of Carlyle as one of the world's largest CLO managers.
Web: www.carlylecreditincomefund.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,”
“should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,”
“potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”
in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contacts:

Investors:	Media:
Joseph Castilla	Ben Howard
+1-866-277-8243	+1-914-552-4281
investorrelations@carlylecreditincomefund.com	bhoward@prosek.com